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                                                                  Exhibit (d)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                            TENDER OF COMMON SHARES
                                       OF

                           NATIONAL PROCESSING, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing common shares, no par value (the "Shares"), of National Processing, Inc., an Ohio corporation (the "Company"), are not immediately available or time will not permit all required documents to reach National City Bank (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                               NATIONAL CITY BANK

                  By Mail:                               By Hand/Overnight Courier:
             National City Bank                              National City Bank
         Corporate Trust Operations                      Corporate Trust Operations
               P.O. Box 94720                              3rd Floor, North Annex
         Cleveland, Ohio 44101-4720                        4100 West 150th Street
                                                           Cleveland, Ohio 44135

                      Facsimile for Eligible Institutions:

                                 (216) 252-9163

                              To Confirm Fax Only:

                                 (216) 476-8936

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to National City Corporation, a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 28, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

Number of Shares: ___________________________________________

Certificate No(s). (if available): __________________________

If Share(s) will be tendered by book-entry transfer, check the box. [ ]

Account Number: _____________________________________________

Date: _____________________________ Area Code and Telephone Number(s): _________

Name(s) of Record Holder(s): ___________________________________________________
                                               (Please Print)
Signature(s): __________________________________________________________________

Address(es): ____________________________________      _________________________
                                                                      (Zip Code)

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery. A "NYSE trading day" is any day on which The New York Stock Exchange is open for business.

Name of Firm: _______________________________   ________________________________
                                                       Authorized Signature
Address: ____________________________________   Name: __________________________
                                                         Print Type or Print
_____________________________________________   Title: _________________________
                                     Zip Code
Area Code and Tel. No: ______________________   Dated ____________________, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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